UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 21, 2017, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Select Comfort Corporation (the “Company”) approved the issuance of performance-based restricted stock unit awards (the “Awards”) to the Company’s senior management team under the Company’s Amended and Restated 2010 Omnibus Incentive Plan.
The Committee granted these awards to support the team’s focus on achievement of the stated EPS goal of $2.75 in 2019 (see below for further description of the performance goals and award design). In addition, these awards strengthen executive alignment with shareholders and provide for increased retention value for the team. These special awards serve as an appropriate complement to our standard compensation programs that focus the team on achievement of critical annual and long-term performance objectives, and provides opportunity for a special reward for achievement of the 36% compound annual growth that would be required to grow from 2016 EPS of $1.10 to 2019 EPS of $2.75.
The performance-based restriction on the Awards will lapse on March 21, 2020, the third anniversary of the grant date, if the Company’s diluted net income per share for its fiscal year ended December 28, 2019 is at least $2.75 (the “EPS Target”), in which case 50% of the units subject to the Awards would vest and be issued following March 21, 2020. And, if the EPS Target was achieved, the remaining 50% of the units subject to the Awards would vest and be issued following March 21, 2021, the fourth anniversary of the grant date. The vesting of the Awards will be conditioned upon the recipient’s continued employment or service to the Company through the applicable vesting dates, subject to certain exceptions. Vested award units will be settled in shares of the Company’s common stock on a one-for-one basis. The Committee will determine whether the EPS Target was achieved based on the audited financial statements of the Company for the fiscal year ended December 28, 2019. The total number of units subject to each Award would be reduced if the Company’s stock price, taking into account reinvested dividends, does not increase during the period beginning on the date of grant and ending on December 28, 2019. The specific terms of the Awards will be set forth in separate award agreements with each recipient.
The number of units subject to the Awards, which may be adjusted as described above and as otherwise set forth in the award agreements, and the market value of those shares (calculated based upon the closing market price of the Company’s common stock on March 21, 2017) granted to the Company’s chief executive officer, chief financial officer and other named executive officers are as follows:

Name and Principal Position	Number of Units Subject to Award	Market Value of Units Subject to Award
Shelly R. Ibach President and Chief Executive Officer	138,595	$3,272,228
David R. Callen Senior Vice President and Chief Financial Officer	14,700	$347,067
Andrew P. Carlin Executive Vice President, Chief Sales and Services Officer	14,700	$347,067
Suresh Krishna Senior Vice President and Chief Operations, Supply Chain, and Lean Officer	14,700	$347,067

Andrea L. Bloomquist Senior Vice President and Chief Product Officer	14,700	$347,067

The foregoing summary of the terms of the Awards does not purport to be complete and is qualified in its entirety by the terms of the form of award agreement, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended April 1, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: March 24, 2017	By: /s/ Mark A. Kimball
Name: Mark A. Kimball
Title: Senior Vice President, Chief Legal and Risk Officer

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